AMENDMENT NO. 2
TO
PURCHASE AND SALE AGREEMENT
AND
PLAN OF REORGANIZATION
dated August 4, 2009, as amended by Amendment No. 1 dated August 27, 2009
(the “Agreement”)

This Amendment No. 2 to the Agreement is made and entered into as of November 3, 2009, by and between PureSpectrum, Inc., a Delaware corporation formerly known as International Medical Staffing, Inc. (“IMSG”) and PureSpectrum, Inc., a Nevada corporation (“PSPM”).

A.           The Agreement includes and incorporates various Schedules attached thereto containing information that is integral to and referenced in the Agreement;

B.           The Parties desire to update, amend and restate the Schedules in their entirety to reflect changes to the information therein that have occurred between the Effective Date and the Closing Date and including, without limitation, as required by Section 2.3 of the Agreement with respect to Assumed Liabilities and Section 3.2 of the Agreement with respect to Seller Shares and Seller Warrants and other Seller Derivative Securities; and

C.           The Parties also desire to correct the paragraph numbering under Section 6.2 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, the Parties agree as follows:

1.	The Disclosure Schedules are hereby updated and amended and restated in their entirety in the form and content attached hereto.

2.
The paragraph numbering under Section 6.2 is hereby amended and corrected such that the last four paragraphs are renumbered from (g), (h), (i) and (j) to (i), (j), (k) and (l), respectively and Section 6.2(j) (as renumbered hereby) is hereby amended and restated in its entirety to read as follows:

“(j)           the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 6.2(a) - (i) is satisfied in all respects;”

1

3.	All terms not defined herein shall have the meaning ascribed to them in the Agreement.

PURESPECTRUM, INC. a Nevada corporation	PURESPECTRUM, INC. a Delaware corporation f/k/a/ International Medical Staffing, Inc.

By: /S/ William R. Norton Name: William R. Norton Title: Executive Vice President	By: /S/ Lee L. Vanatta Name: Lee L. Vanatta Title: President

Attachments:

Schedule A - Seller Convertible Notes (Revised as of November 3, 2009)
Schedule B - Seller Notes (Revised as of November 3, 2009)
Schedule C - Seller Convertible Debentures (as of November 3, 2009)
Schedule 2.3 - Assumed Liabilities (Revised as of November 3, 2009)
Schedule 3.2 - Seller Derrivative Securities (Revised as of November 3, 2009)
Schedule 3.12 - Seller Employees (Revised as of November 3, 2009)

No changes are applicable with respect to Schedules 3.4, 3.7, 3.8, 3.9, 3.10, 3.11, 3.13, 4.6 or 4.12

2

Schedule A

SELLER CONVERTIBLE NOTES
(Revised as of November 3, 2009)

Convertible notes issued to two investors, see explanation (a) below.
Convertible notes issued to an investor, see explanation (b) below.

(a)
On January 27, 2009, the Seller issued two convertible notes in the amount of $125,000 each.  One note is payable to Perlinda Enterprises, LLC and the other note is payable to Barclay Lyons, LLC.  The original principal balance of each of the notes is outstanding in full and the notes are repayable on demand any time after July 31, 2009 at 110% of the face value of $125,000, unless converted.  The notes are convertible into restricted shares at any time after July 31, 2009 at 50% of the average fair market value of free trading shares for the 5 business days prior to conversion, not to exceed $0.25/share.

In addition, since this debt is convertible into equity at the option of the note holder at beneficial conversion rates, an embedded conversion feature amounting to $153,250 was recorded at the date of issuance as a discount to the convertible debt and will be amortized to interest expense over the six month period to the first conversion date, in accordance with EITF No. 00-27.  The interest expense for the amortization of aggregate debt discount through June 30, 2009 was $208,345.

(b)
On August 14, 2009, the Seller issued a convertible note in the amount of $213,985 to Thomas Donino.  The original principal balance of the note is outstanding in full and the note is repayable upon acquiring financing or on demand any time after January 1, 2010 with interest accruing at the rate of 8% per annum from September 30, 2009.

Lender may demand conversion of this Note into common stock of PureSpectrum, Inc. at a conversion price of the lower of $.20 per share or the lowest price per share at which PureSpectrum, Inc. shall accept a subscription for its common stock following the date of this Note and before conversion or payment of this Note, and PureSpectrum, Inc. shall issue such stock to Lender at said conversion rate in full satisfaction of this Note.

Schedule B

SELLER NOTES
(Revised as of November 3, 2009)

Outstanding
Balance

Note payable to William R. Norton, an Officer at 5% interest,	$18,996.84
payable upon demand

Note payable to Darryl E. Smith, a Shareholder at 5% interest,	$26,764.28
payable upon demand

Schedule C

SELLER CONVERTIBLE DEBENTURES

Name	Amount
Brett Rosenberg	$50,000
Chad Blank	$50,000
Scott Benedon	$50,000
Suzanne Berman Irrevocable Trust Larry Bober-Trustee	$50,000
Mario Pugliese	$60,000
Andrew Brown	$75,000
Mike Nathan	$75,000
Harvey Brown	$75,000
Ken Dorazio	$100,000
Kevin Gerety	$100,000
Rony Schlapfer	$100,000
Tom Pisano	$100,000
Scott Schaefer	$150,000
Steve Haller	$150,000
Frank Donino	$200,000
Tom Donino	$200,000

Schedule 2.3

SELLER ASSUMED LIABILITIES
(Revised as of November 3, 2009)

Vendor Name	Balance
Alston & Bird LLP	$71,657.97
Bankcard Center	$17,905.29
Betsill, David	$2,500.00
Bouhan, Williams & Levy LLP	$33,095.36
Business Wire, Inc.	$1,162.50
CCH	$8,787.00
Channel Marketing Group, Inc.	$3,546.47
D&B	$5,000.00
enerSave	$18,000.00
ePartners, Inc.	$4,663.01
FCCI Insurance Company	$2,045.93
FedEx	$82.58
Global Initiatives 100 Corp	$40,378.39
Goodfellow, Suzanne	$5,000.00
Hancock Askew & Co., LLP	$17,127.50
Hauser Group	$179,195.09
Ikon Financial Services	$1,471.62
Islands Technology, Inc.	$1,582.95
King, Ray	$2,115.80
Lebrecht Group	$889.50
Litetronics International, Inc.	$3,436.69
Mazzone, Dominic	$2,500.00
Petty Cash	$176.13
Pitney Bowes	$158.34
Quill Corporation	$509.25
Sam's Club	$100.00
Speros, Inc.	$280.00
Troutman Sanders LLP	$15,305.40
ULINE, Inc.	$258.48
United Marketing and Communications Group	$360.00
UPS	$382.58
UTEK Corporation	$5,000.00
Vanatta, Lee	$423.47
$445,097.30

Schedule 3.2

SELLER DERIVATIVE SECURITIES
(Warrant Listing as of November 3, 2009)

Number	Name	Issuance Date	Expiration Date	Exercise Price	Amount
1	Rodney Pierce	24-Jul-06	31-Dec-2009	$ 0.001	100,000
2	Anthony Costrini	24-Jul-06	31-Dec-2009	$ 0.015	13,905
3	Anna Costrini	24-Jul-06	31-Dec-2009	$ 0.015	125,118
4	Francis and Mildred Crandall	24-Jul-06	31-Dec-2009	$ 0.015	9,180
5	Francis Crandall and Roland Crandall	24-Jul-06	31-Dec-2009	$ 0.015	5,940
6	Birgit Fillingame	24-Jul-06	31-Dec-2009	$ 0.015	135,000
7	Robert Gunn	24-Jul-06	31-Dec-2009	$ 0.015	270,000
8	Willard and Edna Haberkamp	24-Jul-06	31-Dec-2009	$ 0.015	8,910
9	Stephen Kay	24-Jul-06	31-Dec-2009	$ 0.015	270,000
10	Billy Jones	24-Jul-06	31-Dec-2009	$ 0.015	90,180
11	David Maretsky	24-Jul-06	31-Dec-2009	$ 0.015	67,500
12	Andrew Maggion	24-Jul-06	31-Dec-2009	$ 0.015	81,000
13	James Mason	24-Jul-06	31-Dec-2009	$ 0.015	40,500
14	John Miller (Reissued to Kathryn Johnson on 12/18/07)	24-Jul-06	31-Dec-2009	$ 0.015	27,000
15	Richard Meuller	24-Jul-06	31-Dec-2009	$ 0.015	2,700,000
16	Hugh Moore	24-Jul-06	31-Dec-2009	$ 0.015	67,500
17	Arthur O'Neill	24-Jul-06	31-Dec-2009	$ 0.015	67,500
18	Richard Rem	24-Jul-06	31-Dec-2009	$ 0.015	270,000
19	Richard Turoski	24-Jul-06	31-Dec-2009	$ 0.015	105,975
20	Paul Johnson	24-Jul-06	31-Dec-2009	$ 0.015	50,000
21	Stephen Weeks	24-Jul-06	31-Dec-2009	$ 0.015	50,000
22	Duane and Tammy Conley	24-Jul-06	31-Dec-2009	$ 0.015	166,050
23	Savannah Fire Soccer Club, Inc.	24-Jul-06	31-Dec-2009	$ 0.015	13,500
24	Judy Walker	24-Jul-06	31-Dec-2009	$ 0.015	50,000
25	Judy Walker	24-Jul-06	31-Dec-2009	$ 0.015	50,000
26	Rhyann Williams	24-Jul-06	31-Dec-2009	$ 0.015	50,000
27	Brynn Williams	24-Jul-06	31-Dec-2009	$ 0.015	50,000
28	Stephanie Joynes	24-Jul-06	31-Dec-2009	$ 0.015	125,000
29	Stephanie Joynes	24-Jul-06	31-Dec-2009	$ 0.015	125,000
30	Bryce Norton	24-Jul-06	31-Dec-2009	$ 0.015	125,000

Number	Name	Issuance Date	Expiration Date	Exercise Price	Amount
31	Bryce Norton	24-Jul-06	31-Dec-2009	$ 0.015	125,000
32	Eric Norton	24-Jul-06	31-Dec-2009	$ 0.015	125,000
33	Eric Norton	24-Jul-06	31-Dec-2009	$ 0.015	125,000
34	Garth Kullman	1-Feb-07	1-Feb-2010	$ 0.25	300,000
35	Stephen Weeks	1-Feb-07	1-Feb-2010	$ 0.25	100,000
36	Ray King	1-Feb-07	1-Feb-2010	$ 0.25	100,000
37	Beth DelNostro	1-Feb-07	1-Feb-2010	$ 0.25	40,000
38	Lee Vanatta	1-Feb-07	1-Feb-2010	$ 0.25	500,000
39	William Norton	1-Feb-07	1-Feb-2010	$ 0.25	300,000
40	Lee Vanatta	10-Sep-07	1-Sep-2012	$ 0.015	250,000
41	William Norton	10-Sep-07	1-Sep-2012	$ 0.015	1,500,000
42	Sean Vanatta	10-Sep-07	1-Sep-2012	$ 0.015	50,000
43	Kevin Barner	10-Sep-07	1-Sep-2012	$ 0.015	100,000
44	Ray King	10-Sep-07	1-Sep-2012	$ 0.015	100,000
45	Stephen Weeks	10-Sep-07	1-Sep-2012	$ 0.015	100,000
46	Garth Kullman	10-Sep-07	1-Sep-2012	$ 0.015	500,000
47	Jeffrey Harris	7-Dec-07	7-Dec-2012	$ 0.015	400,000
48	Ellis, Painter, Ratterree & Adams LLP	7-Dec-07	7-Dec-2012	$ 0.015	400,000
49	Ray King	15-Jan-08	15-Jan-2013	$ 0.015	225,000
50	Sean Vanatta	15-Jan-08	15-Jan-2013	$ 0.015	75,000
51	Garth Kullman	15-Jan-08	15-Jan-2013	$ 0.015	225,000
52	William Norton	15-Jan-08	15-Jan-2013	$ 0.015	450,000
53	Lee Vanatta	3-Mar-08	3-Mar-2013	$ 0.015	2,500,000
54	William Norton	3-Mar-08	3-Mar-2013	$ 0.015	2,500,000
55	Garth Kullman	3-Mar-08	3-Mar-2013	$ 0.015	1,250,000
56	Jeff Smith	9-Oct-08	31-Dec-2012	$ 0.13	300,000
57	Feather Wathen	9-Oct-08	31-Dec-2012	$ 0.13	50,000
58	Lee Vanatta	9-Oct-08	31-Dec-2012	$ 0.13	7,500,000
59	William Norton	9-Oct-08	31-Dec-2012	$ 0.13	6,000,000
60	Susan Norton	9-Oct-08	31-Dec-2012	$ 0.13	1,500,000
61	Ray King	9-Oct-08	31-Dec-2012	$ 0.13	1,000,000
62	David Michael Conner	9-Oct-08	31-Dec-2012	$ 0.13	1,000,000
63	Garth Kullman	9-Oct-08	31-Dec-2012	$ 0.13	1,000,000
64	Stephen Weeks	9-Oct-08	31-Dec-2012	$ 0.13	300,000
65	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$ 1.00	1,000,000
66	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$ 1.00	1,000,000
67	Perlinda Enterprises, LLC	27-Jan-09	27-Jan-2013	$ 1.50	1,000,000

Number	Name	Issuance Date	Expiration Date	Exercise Price	Amount
68	Barclay Lyons, LLC	27-Jan-09	27-Jan-2013	$ 1.50	1,000,000
69	Hayley Churchwell	5-Mar-09	31-Mar-2013	$ 0.40	25,000
70	Kirsten Fishel	5-Mar-09	31-Mar-2013	$ 0.40	25,000
71	Greg McLean	28-Apr-09	1-May-2013	$ 0.69	300,000
72	Nick Peragine	28-Apr-09	1-May-2013	$ 0.69	300,000
73	Dominic Mazzone	29-Apr-09	1-May-2013	$ 0.70	14,493
74	Robert James II	29-Apr-09	1-May-2013	$ 0.70	14,493
75	David Betsill	29-Apr-09	1-May-2013	$ 0.70	14,493
76	Kings Pointe Capital, Inc. and Xion Corporation, Inc.	1-Jun-09	1-Jun-2013	$ 0.10	175,000
77	Kings Pointe Capital, Inc. and Xion Corporation, Inc.	1-Jun-09	1-Jun-2013	$ 0.10	175,000
78	Warren Pete Musser	13-Jul-09	13-Jul-2013	$ 0.40	800,000
79	Larry Hauser	14-Jul-09	14-Jul-2013	$ 0.35	125,000
80	Jason Moschner	20-Jul-09	20-Jul-2013	$ 0.42	50,000
81	Alston & Bird, LLP	20-Jul-09	20-Jul-2013	$ 0.35	125,000
82	David Natarelli	20-Jul-09	20-Jul-2013	$ 0.35	125,000
83	Megan Suarez	20-Jul-09	20-Jul-2013	$ 0.42	25,000
84	Sarah Vincent	20-Jul-09	20-Jul-2013	$ 0.42	25,000
85	Daryl Smith	21-Aug-09	1-Sep-2013	$ 0.35	50,000
86	Greg McLean	21-Aug-09	1-Sep-2013	$ 0.35	200,000
87	David Michael Conner	21-Aug-09	1-Sep-2013	$ 0.35	200,000
88	David Hill	21-Aug-09	1-Sep-2013	$ 0.35	300,000
89	David M. Betsill	24-Aug-09	1-May-2013	$ 0.70	14,078
90	Robert E. James II	24-Aug-09	1-May-2013	$ 0.70	14,078
91	Dominic Mazzone	24-Aug-09	1-May-2013	$ 0.70	14,078

Total Active: 91	Total Active Amounts:	43,410,471

Schedule 3.12

SELLER EMPLOYEES
(Revised as of November 3, 2009)

Employee	Job Title	Salary	Medical	Dental	Accrued Sick Time	Accrued Vacation
Churchwell, Catherine H	Marketing Coordinator	32,000	Yes	Yes	92.00	79.00
Fishel, Kirsten A	Sales Coordinator	30,000	Yes	Yes	68.50	92.00
Hill, David	Sales Program Manager	78,000	No	No	48.00	4.00
Kullman, Garth W	VP of Sales	125,000	Yes	Yes	176.00	196.02
McLean, Gregory 1	VP/CFO	125,000	Yes	Yes	64.00	92.02
Moschner, Jason B	Accountant	52,000	Yes	Yes	51.00	(0.50)
Norton, Susan W	Director of Accounting/IT	105,000	Yes	Yes	112.00	8.02
Norton, William R	Vice President	100/Hour	Yes	Yes	76.00	87.00
Peragine, Nicholas J	Sales Program Manager	78,000	Yes	Yes	-	-
Smith, Jeffrey A	Sales Program Manager	50,000	No	No	100.00	93.50
Suarez, Megan N	Supply Chain Coordinator	32,000	No	No	20.75	17.00
Vanatta, Lee L	President/CEO	217,000	Yes	Yes	176.00	200.02
Vincent, Sarah E	Executive Assistant	33,000	Yes	Yes	64.00	64.00
Wathen, Feather S	Office Manager	40,000	Yes	Yes	76.00	55.00
Weeks, Stephen E	Investor Relations	72,000	No	No	48.00	54.00